UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Central Garden & Pet Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1)0-11.

CENTRAL GARDEN & PET COMPANY
1340 Treat Blvd., Suite 600
Walnut Creek, California 94597
SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 12, 2025
This proxy statement supplement, dated February 11, 2025, supplements the definitive proxy statement (the “Proxy Statement”) filed by Central Garden & Pet Company (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2024, and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2025 Annual Meeting of Stockholders to be held on February 12, 2025 and any adjournment or postponement thereof (the “Annual Meeting”).
This supplement is being filed with the SEC and is being made available to stockholders on or about February 11, 2025. Only stockholders of record of Common Stock and Class B Stock on the books of the Company as of 5:00 P.M., December 16, 2024 will be entitled to receive notice of and to vote at the Annual Meeting.
Except as described in this supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement is more current. The Proxy Statement contains important additional information. This supplement should be read in conjunction with the Proxy Statement.
Removal of Proposal Three From Stockholder Consideration
On February 10, 2025, the Board determined to withdraw Proposal Three, a proposal to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to include an officer exculpation provision, from consideration by the stockholders at the upcoming Annual Meeting. The Board has therefore withdrawn Proposal Three from the agenda for the Annual Meeting. All other proposals presented in the Proxy Statement remain on the agenda for the Annual Meeting.
As a result of the removal of Proposal Three from stockholder consideration at the Annual Meeting, the Company notes the following important matters regarding voting:
•	The Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions as a result of the removal of Proposal Three.
•	Any proxy card or voting instructions received in the future for Proposals One and Two will be valid.
•
Proxy cards or voting instructions received with direction on Proposal Three will not be voted on Proposal Three. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (i.e., Proposals One and Two) will remain valid and will be voted on as directed.

•
If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
On December 30, 2024, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov or by writing to the Company’s Corporate Secretary at 1340 Treat Blvd., Suite 600, Walnut Creek, California 94597.